EX-99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Goldman Sachs Trust of our reports dated January 26, 2022, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the period ended November 30, 2021. We also consent to the references to us under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
March 30, 2022

Appendix A

Fund Book	Fund
Financial Square Funds	Goldman Sachs Financial Square Federal Instruments Fund
Financial Square Funds	Goldman Sachs Financial Square Government Fund
Financial Square Funds	Goldman Sachs Financial Square Money Market Fund
Financial Square Funds	Goldman Sachs Financial Square Prime Obligations Fund
Financial Square Funds	Goldman Sachs Financial Square Treasury Instruments Fund
Financial Square Funds	Goldman Sachs Financial Square Treasury Obligations Fund
Financial Square Funds	Goldman Sachs Financial Square Treasury Solutions Fund
Investor Money Market Funds	Goldman Sachs Investor Money Market Fund
Investor Money Market Funds	Goldman Sachs Investor Tax Exempt Money Market Fund
MLP Energy Infrastructure	Goldman Sachs MLP Energy Infrastructure Fund
Energy Funds	Goldman Sachs Clean Energy Income Fund
Energy Funds	Goldman Sachs Energy Infrastructure Fund